Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectuses constituting a part of this Registration Statement of our report dated March 31, 2025, relating to the consolidated financial statements of New Era Helium Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectuses.

/s/ WEAVER AND TIDWELL, L.L.P.

Denver, Colorado

January 22, 2026